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Holland & Knight Letterhead                                     Exhibit 5.1

April 19, 2004

Applied Digital Solutions, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida 33480

         Re:  Registration Statement on Form S-3

         Ladies and Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") on Form S-3 filed by Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the offering of 3,305,240 shares of Common Stock, par value $.01 per share, which may be sold by the selling security holders as described in the Registration Statement. Of the shares described, 2,769,959 have been issued upon the conversion of certain debentures of the Company ("the Outstanding Shares") and 535,281 may be issued to certain warrant holders pursuant to certain warrant agreements to which the Company is a party (the "Issuable Shares").

         In connection with the foregoing registration, we have acted as counsel for the Company and have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officials and representatives of the Company, and other documents as we have deemed necessary to deliver the opinions expressed below.

         Our opinions expressed below are based upon, and we rely herein upon, the opinion of special Missouri counsel attached hereto as Annex A, addressed to us and delivered to us as of the date hereof (the "Base Opinion"), that the Outstanding Shares have been legally issued and are fully paid and non-assessable shares of common stock of the Company, and that the Issuable Shares, when issued in accordance with the applicable resolutions of the Board of Directors of the Company, will be legally issued and fully paid and non-assessable shares of common stock of the Company.

         Based upon the foregoing and in reliance thereon, and based upon and in reliance upon the Base Opinion, we are of the opinion that the Outstanding Shares have been legally issued and are fully paid and non-assessable shares of common stock of the Company and that the Issuable Shares, when issued in accordance with the applicable resolutions of the Board of Directors of the Company, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

         This opinion is limited to the present laws of the United States, the State of Florida, and the State of Missouri (except that with respect to Missouri law we are relying solely on the Base Opinion) and to the present judicial interpretations thereof and to the facts as they presently exist.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                           Very truly yours,
                           /s/HOLLAND & KNIGHT LLP



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                                   ANNEX A
                                   -------

                     Opinion of Special Missouri Counsel
                     -----------------------------------

April 19, 2004
Holland & Knight LLP
222 Lakeview Avenue, Suite 1000
West Palm Beach, Florida 33401

        RE:  Applied Digital Solutions, Inc.

Ladies and Gentlemen:

         We have acted as special Missouri counsel to Holland & Knight LLP in connection with the determination as to the legality of 3,305,240 shares of common stock, $.01 par value per share (the "Shares"), of Applied Digital
                                                ------
Solutions, Inc., a Missouri corporation (the "Company"), to be registered by
                                              -------
the Company under the Securities Act of 1933, as amended, on a registration statement on Form S-3 (the "Registration Statement"), 2,769,959 of which
                            ----------------------
have been issued upon the conversion of certain debentures of the Company (the "Outstanding Shares") and 535,281 of which may be issued to certain
      ------------------
warrant holders pursuant to certain warrant agreements to which the Company is a party (the "Issuable Shares").
                 ---------------

         We note that on April 5, 2004, the Company effectuated a one-for-ten reverse stock split. As such, the Shares, as well as the par value of such Shares, have been adjusted to reflect the impact of the reverse stock split.

         In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company, originals or copies certified to our satisfaction of the Articles of Incorporation and Bylaws of the Company, and proceedings of the Board of Directors and stockholders of the Company. We have not participated in the preparation of the Registration Statement, nor have we been requested to review the Registration Statement.

         In rendering this opinion, we have assumed:

         o The authenticity of all documents submitted to us as originals;

         o That the underlying agreements with third parties obligating the Company to issue the Shares are valid, binding agreements enforceable against all parties thereto including the Company;

         o That at the time the Outstanding Shares were issued the Company was, and at the time the Issuable Shares are issued the Company will be, a validly existing corporation in good standing with the Secretary of State of Missouri;

         o That the Outstanding Shares were issued, and the Issuable Shares will be issued, in conformity with all applicable resolutions of the Board of Directors and




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              the stockholders of the Company and the Bylaws of the Company in effect at the time of such issuance;

         o That the certificates, if any, representing the Shares conform in all respects to the requirements of Missouri law and the Bylaws of the Company;

         o The genuineness of all signatures on all documents examined by us;

         o The conformity to the originals of all documents submitted to us as copies;

         o The conformity to the fully-executed copies of all unsigned documents submitted to us;

         o That adequate consideration was received by the Company upon issuance of the Outstanding Shares and will be received upon issuance of the Issuable Shares;

         o That the issuance of all Shares complies, or will comply, in all respects with the agreement requiring such issuance; and

         o That the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in Missouri has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity and, where a statute, rule, regulation or agency action has not been the subject of judicial interpretation, any subsequent interpretation is not inconsistent herewith.

         We have not made any independent investigation or inquiry concerning the business or financial condition of the Company, or concerning the operation, management, use or other dealings with the property of the Company, and have assumed that all corporate action taken by the Company with regard to the adoption of its Articles of Incorporation and Bylaws, and all amendments and restatements thereto, were duly taken and have relied solely upon the certifications by the Company with regard thereto.

         Based upon and subject to the foregoing, it is our opinion that the Outstanding Shares have been legally issued and are fully paid and non-assessable shares of common stock of the Company and that the Issuable Shares, when issued in accordance with the applicable resolutions of the Board of Directors of the Company, will be legally issued and fully paid and non-assessable shares of common stock of the Company.

         This opinion is not rendered with respect to any laws other than the laws of the State of Missouri. We express no opinion with respect to the application or effect of any federal or state (including Missouri) securities laws, regulations or codes or with respect to the application or effect of any rules of the NASDAQ stock market or any other stock market or exchange.

         This opinion stated herein is as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. This opinion relates solely to the matters explicitly covered herein, and no opinion is implied or may be inferred with respect to any other matters.

         This opinion is delivered in connection with the determination as to the legality of the Shares, and by your acceptance of this opinion, you agree that it may not be used by you for any other purposes and may not be distributed to any other person without our prior written consent. We consent to the reliance by Holland & Knight LLP on this opinion as to matters of Missouri law and to the inclusion of this opinion as an exhibit to the opinion of Holland & Knight LLP to be filed as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                    Very truly yours,
                                    /s/ Blackwell Sanders Peper Martin LLP